Exhibit 10.9

CONSONUS TECHNOLOGIES, INC.

DEFERRED STOCK AGREEMENT

FOR

This DEFERRED STOCK AGREEMENT (the “Agreement”) is made and entered into effective as of                                  , by and between CONSONUS TECHNOLOGIES, INC., a company organized under the laws of the State of Delaware (“Company”)  and                                      (the “Recipient”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Consonus Technologies, Inc. 2007 Incentive Compensation Plan (the “Plan”) which authorizes grants of Deferred Stock, and

WHEREAS, the Company wishes to make a grant of Deferred Stock to the Recipient as a means of rewarding and retaining the Recipient;

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Grant Pursuant to Plan. This Deferred Stock award is granted pursuant to the Plan which is incorporated herein for all purposes. The Recipient hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions of this Agreement and of the Plan. Unless otherwise provided herein, terms used in this Agreement that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2.             Award of Deferred Stock. The Committee hereby grants, as of                                  , 200  , to the Recipient, the right to receive, at the time specified in Section 3 hereof,                 shares of common stock, par value $0.000001 (the “Common Stock”), of the Company, subject to the terms, provisions and restrictions set forth in this Agreement (the “Deferred Stock”).

3.             Vesting and Forfeiture of Deferred Stock.

(a)           Vesting. Except as otherwise provided in Sections 3(c) and (d) hereof, the Deferred Stock shall vest in the following amounts, upon the satisfaction of the following conditions at the following times (the “Vesting Date(s)”), provided that the Continuous Service of the Recipient with the Company and its Related Entities continues through and on the applicable Vesting Date:

Number of Shares of Deferred Stock	Vesting Date

, 200 , so long as the individual performance goals set by the Committee for the period , 200 through , 200 are met

, 200 , so long as the individual performance goals set by the Committee for the period , 200 through , 200 are met

, 200 , so long as the individual performance goals set by the Committee for the period , 200 through , 200 are met

(b)           Forfeiture. The Recipient shall forfeit the unvested portion, if any, of the Deferred Stock in the event that the Recipient’s Continuous Service is terminated for any reason, except as otherwise determined by the Committee in its sole discretion.

(c)           Accelerations. Notwithstanding anything to the contrary herein, the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company and its Related Entities, to accelerate the vesting of any shares of Deferred Stock under this Agreement, at such times and upon such terms and conditions as the Committee shall deem advisable.

4.             Settlement of the Deferred Stock. The Company shall deliver shares of Common Stock corresponding to the Deferred Stock which is the subject of this Agreement to the Recipient on the “Vesting Date” as determined in accordance with Section 3 hereof, or, if earlier, on the date on which an acceleration event occurs pursuant to Sections 3(c) or (d) hereof.

5.             Rights with Respect to Awarded Stock.

(a)           No Rights as Shareholder Until Delivery. Except as otherwise provided in this Section 5, the Recipient shall not have any rights, benefits or entitlements with respect to the shares of Common Stock corresponding to the Deferred Stock unless and until those shares of Common Stock are required to be delivered to the Recipient. On or after delivery, the Recipient shall have, with respect to the Common Stock delivered, all of the rights of an equity interest holder of the Company, including the right to vote the Common Stock and the right to receive all dividends, if any, as may be declared on the Common Stock from time to time.

(b)           Adjustments. In the event that the number shares of Common Stock of the Company, as a result of a combination of the Common Stock or any other change or exchange for other securities, by reclassification, reorganization or otherwise, is increased or decreased or changed into or exchanged for a different number or kind of Common Stock or other securities of the Company or of another entity, the number of shares of Deferred Stock subject to this Agreement shall be appropriately adjusted to reflect that change. If any adjustment shall result in a fractional share, the fraction shall be disregarded.

(c)           Taxes. The Company and any Related Entity are authorized to withhold from any Deferred Stock granted, any payment relating to the Deferred Stock under this Agreement, including from a distribution of Common Stock, or any payroll or other payment to a Recipient, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving the Deferred Stock, and to take such other action as the Board may deem advisable to enable the Company or any Related Entity and the Recipient to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Deferred Stock. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Recipient’s tax obligations, either on a mandatory or elective basis in the discretion of the Board. Notwithstanding the foregoing, the Recipient may elect, by written notice to the Company, that all or any portion of any withholding taxes imposed as a result of the delivery of shares of Common Stock corresponding to the Deferred Stock be satisfied with shares of Common Stock that otherwise would have been delivered to the Recipient pursuant to this Agreement having a fair market value (determined on the same basis as the delivered shares are valued for federal income tax purposes) equal to the required withholding.

6.             Restrictions While Deferred Stock is Not Registered. The shares of Common Stock delivered to the Recipient as a result of this grant of Deferred Stock, and (a) all shares of the Company’s capital stock received as a dividend or other distribution upon such Common Stock, and (b) all shares of capital stock or other securities of the Company into which such Common Stock may be changed or for which such shares shall be exchanged, whether through reorganization, recapitalization, stock split-ups or the like (hereinafter referred to collectively as the “Awarded Stock”), shall be subject to the provisions of this Section 6 only at those times that the shares of Common Stock are not registered under the Securities Exchange Act of 1934, as amended (such times during which the shares are not so registered hereinafter being referred to as the “Restricted Period”).

(a)           No Sale or Pledge of Deferred Stock. Except as otherwise provided herein, the Recipient agrees and covenants that during the Restricted Period he shall not sell, pledge, encumber or otherwise transfer or dispose of, and shall not permit to be sold, encumbered, attached or otherwise disposed of or transferred in any manner, either voluntarily or by operation of law (all hereinafter collectively referred to as “transfers”), all or any portion of the Awarded Stock which may be transferred in accordance with and subject to the terms of this Section 6.

(b)           Voluntary Transfer Repurchase Option. If the Recipient desires to effect a voluntary transfer of any of the Awarded Stock during the Restricted Period, the Recipient shall first give written notice to the Company of such intent to transfer (the “Offer Notice”) specifying (i) the number of the shares of the Awarded Stock (the “Offered Shares”) and the date of the proposed transfer (which shall not be less than thirty (30) days after the giving of the Offer Notice), (ii) the name, address, and principal business of the proposed transferee (the “Transferee”), and (iii) the price and other terms and conditions of the proposed transfer of the Offered Shares to the Transferee. The Offer Notice by the Recipient shall constitute an offer to sell all, but not less than all, of the Offered Shares, at the price and on the terms specified in such Offer Notice, to the Company and/or its designated purchaser. If the Company desires to accept the Recipient’s offer to sell, either for itself or on behalf of its designated purchaser, the Company shall signify such acceptance by written notice to the Recipient within thirty (30) days following the giving of the Option Notice. Failing such acceptance, the Recipient’s offer shall lapse on the thirty-first day following the giving of the Option Notice. With such written acceptance, the Company shall designate a day not later than the later of (i) twenty (20) days following the date of giving its notice of acceptance, or (ii) the closing date in the Offer Notice, on which the Company or its designated purchaser shall deliver the purchase price of the Offered Shares (in the same form as provided in the Offer Notice) and the Recipient shall deliver to the Company or its designated Purchaser, as applicable, all certificates evidencing the Offered Shares endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer. Upon the lapse without acceptance by the Company of the Recipient’s offer to sell the Offered Shares, the Recipient shall be free to transfer the Offered Shares to the Transferee (and no one else), for a price and on terms and conditions which are no more favorable to the Transferee than those set forth in the Offer Notice, for a period of thirty (30) days thereafter, but after such period the restrictions of this Section 6 shall again apply to the Deferred Stock. The Offered Shares so transferred by the Recipient to the Transferee shall continue to be subject to all of the terms and conditions of this Section 6 and the Company shall have the right to require, as a condition of such transfer, than the Transferee execute an agreement substantially in the form and content of the provisions of this Section 6.

(c)           Involuntary Transfer Repurchase Option. Whenever, during the Restricted Period, the Recipient has any notice or knowledge of any attempted, pending, or consummated involuntary transfer or lien or charge upon any of the Awarded Stock, whether by operation of law or otherwise, the Recipient shall give immediate written notice thereof to the Company. Whenever the Company has any other notice or knowledge of any such attempted, impending, or consummated involuntary transfer, lien, or charge, it shall give written notice thereof to the Recipient. In either case, the Recipient shall disclose forthwith to the Company all pertinent information in his possession relating thereto. If during the Restricted Period any of the shares of Awarded Stock are subjected to any such involuntary transfer, lien, or charge, the Company and its designated purchaser shall at all times have the immediate and continuing option to purchase such Awarded Stock upon notice by the Company to the Recipient or other record holder at a price and on terms determined according to Section 6(e) below, and any of the Awarded Stock so purchased by the Company or its designated purchaser shall in every case be free and clear of such transfer, lien, or charge.

(d)           Excepted Transfers. The provisions of Sections 6(a) and (b) shall not apply to a voluntary assignment, bequest or testamentary transfer, in trust or otherwise, by the Recipient (or upon the Recipient’s death, a subsequent transfer incident to such death pursuant to a will or a trust, or occurring by operation of law, effected by the heirs, personal representatives, or trustees of the Recipient having authority to transfer the Awarded Stock in question), which is (i) to or for the benefit of any member of the Recipient’s immediate family, specifically the Recipient’s spouse, parents and grandparents, children and their direct descendants, brothers and sisters, nieces, nephews and their direct descendants and the spouses of any of them; (ii) to a corporation, partnership, limited liability company or other business entity, at least fifty-one percent (51%) of each class of the voting stock or other voting interests of which is owned by the Recipient and/or one or more of the individuals described in clause (i) above; or (iii) to a trust, the beneficiaries of which are any of the individuals or entities described in clauses (i) or (ii) above. In the event that the Recipient transfers any Awarded Stock pursuant to this Section 6(d), the Recipient shall continue to be subject to all of the terms and provisions of this Section 6 with respect to any remaining present or future interest whatsoever he may have in the transferred Awarded Stock, and, further provided that any Awarded Stock transferred pursuant to this subsection (d) shall continue to be subject to the restrictions contained in this Section 6 and the transferee of any such Awarded Stock shall likewise be subject to all such terms and conditions of this Section 6 as though such transferee were a party hereto.

(e)           Repurchase Price. For purposes of Section 6(c) hereof, the per share purchase price for the Awarded Stock shall be equal to the fair market value of the Awarded Stock, determined by the Committee as of any date that is not more than one year prior to the date of the event giving rise to the Company’s right to purchase such Awarded Stock. Any determination of fair market value made by the Committee shall be binding and conclusive on all parties unless shown to have been made in an arbitrary and capricious manner. The purchase price shall, at the option of the Company, be payable in cash or in the form of the Company’s promissory note payable in up to three equal annual installments commencing 12 months after the acquisition by the Company (“Acquisition Date”) of the Awarded Stock, together with interest on the unpaid balance thereof at the rate equal to the prime rate of interest of Citibank, N.A. on the Acquisition Date.

7.             Amendment, Modification & Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and the Recipient’s rights hereunder) may not be assigned by the Recipient, and the obligations of the Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.

8.             Complete Agreement. This Agreement (together with the Employment Agreement, Amendment Agreement and those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

9.             Miscellaneous.

(a)           No Right to Continuous Service. This Agreement and the grant of Deferred Stock hereunder shall not confer, or be construed to confer, upon the Recipient any right to Continuous Service with the Company or any Related Entity.

(b)           No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)           Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Deferred Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the grant hereunder shall remain in full force and effect).

(d)           No Trust or Fund Created. Neither this Agreement nor the grant of Deferred Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)           Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(g)           Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h)           Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s President at 301 Gregson Drive, Cary, North Carolina 27511, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i)            Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(j)            Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

(k)           Section 409A. The provisions of this Agreement are intended to comply with the requirements of Section 409A of the Code and shall be interpreted in a manner consistent with (and modified by the parties to the extent necessary to comply with) those requirements.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

CONSONUS TECHNOLOGIES, INC., a company organized under the laws of the State of Delaware

By:
Name:
Title:

Agreed and Accepted:

RECIPIENT: